UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2025

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 946-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2025, Tapestry, Inc. (the “Company”) entered into a definitive agreement to refinance and replace the Company’s unsecured revolving facility dated May 11, 2022 (the “Existing Credit Facility”) with a new revolving credit facility (the “New Revolving Credit Facility”), among the Company, as borrower, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of banks and financial institutions (collectively, the “Lenders”).

Under the New Revolving Credit Facility, the Lenders have made available to the Company a $2 billion unsecured revolving credit facility, including sub facilities for letters of credit, with a maturity date of May 22, 2030. The New Revolving Credit Facility may be used to finance the working capital needs, capital expenditures, permitted investments, share purchases, dividends and other general corporate purposes of the Company and its subsidiaries (which may include commercial paper back-up). Letters of credit and swing line loans (the “Swing Line Loans”) may be issued under the New Revolving Credit Facility as described below. Certain terms and conditions of the New Revolving Credit Facility are as follows:

Structure. The New Revolving Credit Facility provides that the revolving commitments under the New Revolving Credit Facility may be increased by an amount not to exceed $750 million, subject to certain terms and conditions. Loans may be made under the New Revolving Credit Facility, at the Company’s election, in Euros, Pounds Sterling, Japanese Yen or U.S. Dollars.

Letters of Credit. The New Revolving Credit Facility will be available for the issuance of letters of credit by the Administrative Agent or one or more other Lenders. Standby letters of credit may be issued in respect of obligations of the Company or any of its subsidiaries incurred pursuant to contracts made or performances undertaken, or to be undertaken, or like matters relating to contracts to which the Company or any of its subsidiaries is, or proposes to become, a party in the ordinary course of business, including, but not limited to, for insurance purposes and in connection with lease transactions. The aggregate amount outstanding at any time with respect to standby letters of credit may not exceed $125 million.

Swing Line Loans. The New Revolving Credit Facility will be available for the issuance of Swing Line Loans by the Administrative Agent in an aggregate amount outstanding at any time not to exceed $50 million.

Interest Rates and Fees. Borrowings under the New Revolving Credit Facility bear interest at a rate per annum equal to, at the Company’s option, (i) for borrowings in U.S. Dollars, either (a) an alternate base rate or (b) a term secured overnight financing rate, (ii) for borrowings in Euros, the Euro Interbank Offered Rate, (iii) for borrowings in Pounds Sterling, the Sterling Overnight Index Average Reference Rate and (iv) for borrowings in Japanese Yen, the Tokyo Interbank Offer Rate, plus, in each case, an applicable margin. The applicable margin will be adjusted by reference to a grid (the “Pricing Grid”) based on the ratio of (a) consolidated debt (subject to reduction for certain debt incurred in connection with a pending acquisition or for debt being discharged, satisfied or defeased), to (b) consolidated EBITDAR (the “Gross Leverage Ratio”). Additionally, the Company will pay facility fees, calculated at a rate per annum determined in accordance with the Pricing Grid, on the full amount of the New Revolving Credit Facility, payable quarterly in arrears, and certain fees with respect to letters of credit that are issued.

Optional Prepayments and Commitment Reductions. Loans under the New Revolving Credit Facility may be prepaid and commitments thereunder may be terminated or reduced by the Company without premium or penalty (other than customary breakage costs).

Restrictive Covenants and Other Matters. The New Revolving Credit Facility contains negative covenants that, subject to significant exceptions, limits the ability of the Company and its subsidiaries to, among other things, incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations, liquidations and dissolutions, dispose of substantially all of the assets of the Company and its subsidiaries, make investments, loans, advances, guarantees and acquisitions, make restricted payments and enter into transactions with affiliates. The Company and its subsidiaries must also comply on a quarterly basis with a maximum 4.0 to 1.0 ratio of (a) consolidated debt minus unrestricted cash and cash equivalents in excess of $300 million to (b) consolidated EBITDAR, which ratio may be increased to 4.5 to 1.0 following the consummation of a material acquisition, subject to certain limitations set forth in the New Revolving Credit Agreement.

Events of Default. The New Revolving Credit Agreement includes events of default that are customary for facilities of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-payment default and cross-acceleration to other material indebtedness, bankruptcy or insolvency events, certain events arising under the Employee Income Retirement Security Act of 1974, as amended, material judgments and a change of control as specified by the terms of the New Revolving Credit Facility. If an event of default occurs, the commitments of the Lenders to lend under the New Revolving Credit Facility may be terminated and the maturity of the amounts owed may be accelerated.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates. In particular, certain affiliates of the Lenders are agents and/or lenders under the Existing Credit Facility and New Revolving Credit Facility.

This summary does not purport to be complete and is qualified in its entirety by reference to the New Revolving Credit Facility, which is attached hereto.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

10.1          Credit Agreement dated as of May 22, 2025, among Tapestry, Inc., the foreign subsidiary borrowers from time to time party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent.*

* Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2025

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary